Exhibit 99.1

SUBSCRIPTION AGREEMENT

Adera Mines Limited
1020 Harwood Street, Suite 1201
Vancouver, British Columbia
Canada V6E 4R1

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ______________________________________________ (__________) shares of Common Stock of ADERA MINES LIMITED (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. _________ solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. .

MAKE CHECK PAYABLE TO: Adera Mines Limited

Executed this _____ day of ___________________, 2004.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

Adera Mines Limited

By:

Title: